United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 14, 2023

Date of Report (Date of earliest event reported)

FG Merger Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41309	86-2462502
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

104 S. Walnut Street, Unit 1A Itasca, Illinois	60143
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (708) 870-7365

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FGMC	THE NASDAQ STOCK MARKET LLC
Warrants	FGMCW	THE NASDAQ STOCK MARKET LLC
Units	FGMCU	THE NASDAQ STOCK MARKET LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 14, 2023, FG Merger Corp., a special purpose acquisition company (“FGMC”), entered into Prepaid Forward Purchase Agreement (the “FPA”) by and among FGMC, iCoreConnect Inc., a Nevada corporation (“ICCT”) and RiverNorth SPAC Arbitrage Fund, L.P., a Delaware limited partnership (the “Purchaser”).

In accordance with the FPA and subject to the terms and conditions set forth therein, the Purchaser shall purchase the lesser of (a) 1.5 million shares of FGMC common stock, par value $0.0001 per share (“FGMC Common Stock”) and (b) such number of shares of FGMC Common Stock as shall, following the contemplated business combination (the “Business Combination”) between FGMC and ICCT, not exceed 9.9% of the total number of shares of FGMC Common Stock to be outstanding (such shares to be purchased, the “Forward Purchase Shares”) from public shareholders for a price no greater than the redemption price per share as is indicated in FGMC’s most recently filed periodic report (the “Prepaid Forward Purchase Price”).

In accordance with the terms of the Business Combination, upon the consummation of the Business Combination, each Forward Purchase Share will automatically convert into one share of FGMC preferred stock, par value $0.0001 per share (“Preferred Stock”) (including the shares of FGMC Common Stock underlying the Preferred Stock, the “Purchased Shares”).

Upon the Business Combination closing, the greater of 100,000 Purchased Shares or 5% (five percent) of the Purchased Shares shall be deemed to be “Commitment Shares” and the remaining Purchased Shares shall be deemed to be “Prepaid Forward Purchase Shares”.

No later than the earlier of (a) one (1) local business day after the Business Combination closing and (b) the date any assets from FGMC’s trust account are disbursed in connection with the Business Combination, FGMC and ICCT shall cause Purchaser to be paid directly, out of the funds held in FGMC’s trust account, a cash amount (the “Prepayment Amount”) equal to the number of Purchased Shares multiplied by the amount paid to redeeming stockholders in connection with the Business Combination (the “Redemption Price”). The Redemption Price as of June 30, 2023 was $10.65.

Upon the sale of the Prepaid Forward Purchase Shares (or underlying Parent Common Stock) by the Purchaser, the Purchaser will remit the Reference Price (as defined below) per share to FGMC. On the earlier to occur of :

•	the date that FGMC, ICCT or Purchaser breaches this Agreement,
•	the occurrence of a “Registration Failure” (as defined in the FPA), and
•	the date that is twelve months after the closing of the Business Combination (the “Maturity Date”),

then, for any Parent Common Stock underlying the Prepaid Forward Purchase Shares not sold by the Purchaser, the Purchaser shall, on the 25th trading day after the Maturity Date (the “Payment Date”), pay FGMC an amount equal to (i) the number of Prepaid Forward Purchase Shares that the Purchaser held on the Maturity Date, multiplied by (ii) the lowest daily volume weighted average price per share of FGMC Common Stock during the twenty trading days beginning on the day after the Maturity Date less $0.15.

Between the Maturity Date and the Payment Date, the Purchaser may not sell more than a number of Prepaid Forward Purchase Shares per day equal to the greater of (i) 5% of the Purchased Shares owned by the Purchaser at the Maturity Date and (ii) 10% of the daily trading volume on such date.

The Purchaser has agreed that until the Maturity Date, the FGMC Common Stock underlying the Prepaid Forward Purchase Shares may not be sold for a price less than the Reference Price. The “Reference Price” will initially equal the Redemption Price and will be reduced (but never increased) each month commencing on the first day of the month starting 30 days after the Business Combination Closing to the volume weighted average price of the FGMC Common Stock for the preceding 10 trading days, but in no event less than $10.00 per share (the “Floor”) unless in FGMC’s sole discretion, the Floor is lowered. Any reduction of the Floor shall be accomplished through a written notice from FGMC to Purchaser.

The FPA provides for certain registration rights. In particular, FGMC is required to, within 30 calendar days following written request by Purchaser, file with the SEC a registration statement registering the resale of all shares held by Purchaser and have such registration statement declared effective as soon as practicable after the filing thereof.

The foregoing description of the FPA is not complete and is qualified in its entirety by reference to the full text of the FPA, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description

10.1	Prepaid Forward Purchase Agreement, dated August 14, 2023
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 14, 2023

FG MERGER CORP.

By:	/s/ M. Wesley Schrader
Name:	M. Wesley Schrader
Title:	Chief Executive Officer